SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           HEART LABS OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

          FLORIDA                                        65-0158479
    State or other jurisdiction             (IRS Employer Identification Number)
of incorporation or organization)

                              1903 S. CONGRESS AVE
                                    SUITE 400
                             BOYNTON BEACH, FL 33426
                    (Address of Principal Executive Offices)

                          BUSINESS CONSULTANT AGREEMENT
                            (Full title of the Plan)

                                 EDWIN F. RUSSO
                           HEART LABS OF AMERICA, INC.
                              1903 S. CONGRESS AVE
                                    SUITE 400
                             BOYNTON BEACH, FL 33426
                     (Name and address of agent for service)

                                 (561) 737-2227
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES      AMOUNT TO BE         PROPOSED MAXIMUM                        PROPOSED MAXIMUM              AMOUNT OF
 TO BE REGISTERED        REGISTERED        OFFERING PRICE PER SHARE (1)          AGGREGATE OFFERING PRICE (1)    REGISTRATION FEE
Common Stock,              450,000              $ .50 - $ .68                            $306,000                    $105.26
no par value               shares

(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee, and computed in accordance with the average of last sale prices of the Common Stock for the five (5) trading days prior to and including July 10, 1996, as reported by NASDAQ.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Pursuant to the note to Part I of the Form S-8, the information required by
Part I is not filed with the Securities and Exchange Commission (the "Commission").
                                   Page 2 of 6

    THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING SECURITIES THAT
             HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                           HEART LABS OF AMERICA, INC.
                     BUSINESS CONSULTANT SERVICES AGREEMENT

         The information set forth herein together with the documents referred to below as "incorporated by reference," relates to the shares of the Common Stock of Heart Labs of America, Inc. (the "Company") to be issued to retire in full a Business Consulting Agreement (the "Agreement") entered into on June 7, 1996.

DESCRIPTION OF AGREEMENT

         The original purpose of the Agreement was to have Bradley T. Ray advise the Client (Heart Labs of America) in writing and on a monthly basis, over a fifty (50) consecutive monthly period commencing June, 1996, of potential acquisitions of assets or companies after consideration of the Client's resources and potential growth requirements. For these services the Consultant was to receive $5,713 per month (for the fifty (50) month period) which included a car allowance. Now, the Company wishes to retire the Agreement by the payment of shares of stock.

         The tax consequences to the Consultant and to the Company of the issuance of these shares are as follows:

     1. CONSULTANT The value of these shares will be included in the Consultant's gross income at the time that he receives them at their then market value.

     2. COMPANY The Company may claim a deduction in connection with the issuance of the Shares when the shares are issued in the amount of the fair market value of the Shares as reported by the Consultant in his gross income calculation.
                                   Page 3 of 6

DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:.

1.        Annual Report on Form 10-KSB for the year ended December 31, 1995;

2.        Quarterly Report on Form 10-QSB for the quarterly period ended March
          31, 1996;

3. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the exchange Act, including, but not limited to subsequently filed amendments to the above listed documents and subsequently filed forms 10-KSB, 10-QSB, AND 8-K, prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such information , unless such exhibits are also expressly incorporated by reference herein. Request for such information should be directed to Heart Labs of America, Inc. , 1903 S. Congress, Suite 400, Boynton Beach, FL 33426 , Attention: Corporate Secretary, telephone
(561) 737-2227

ADDITIONAL INFORMATION

         A copy of the Public Relations Agreement and Business Consultant Agreement which will be retired is attached hereto. A copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1995 is also attached hereto with this document.

         Any questions regarding the Agreement should be addressed to the Company at the address and telephone number set forth above.

                                   Page 4 of 6

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registrant Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, this 22nd day of July, 1996.

                                               HEART LABS OF AMERICA, INC.

                                               By: Edwin F. Russo
                                                   Director
                                   Page 5 of 6

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edwin F. Russo as his lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments , to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                          DATE

Edwin F. Russo               Director                   July 11, 1996

Norman J. Birmingham         Director                   July 11, 1996

Harry Kobrin                 Director                   July 11, 1996

                                   Page 6 of 6